CERTIFICATION

Adam D. Checchi, President and Wes Gallup, Chief Financial Officer of CCA Investments Trust (the “Registrant”), each certifies to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2016, fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

CCA Investments Trust

CCA Investments Trust

/s/ Adam D. Checchi

/s/ Wes Gallup

Adam D. Checchi

Wes Gallup

Date: August 2, 2016

Date: August 2, 2016

A signed original of this written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CCA Investments Trust and will be retained by CCA Investments Trust and furnished to the Securities and Exchange Commission or its staff upon request.